UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 14, 2024

Tilray Brands, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38594	82-4310622
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

265 Talbot Street West,
Leamington, ON	N8H 4H3
(Address of Principal Executive Offices,	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (844) 845-7291
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TLRY	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

As previously disclosed in the Current Report on Form 8-K filed by Tilray Brands, Inc. (the “Company”) with the Securities and Exchange Commission on the morning of May 14, 2024 (the “Original Form 8-K”), the Company entered into a private debt-for-equity exchange transaction (the “Exchange Transaction”) with an unrelated party.

This Amendment No. 1 on Form 8-K/A amends the Original Form 8-K solely to reflect that there are $330,000 in principal amount of the Company’s 5.25% Convertible Senior Notes due June 1, 2024 (the “2024 Convertible Notes”) that remain outstanding as of the date hereof.  Except as otherwise provided herein, the disclosures made in the Original Form 8-K remain unchanged.

Item 3.02	Unregistered Sales of Equity Securities.

On May 13, 2024, the Company entered into the Exchange Transaction.  Pursuant to the Exchange Transaction, the Company expects to issue an aggregate of up to 13.1 million shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), in exchange for $19.8 million  aggregate principal amount of the 2024 Convertible Notes.

After giving effect to the Exchange Transaction, there are $330,000 in principal amount of 2024 Convertible Notes that remain outstanding as of May 14, 2024.

The shares of Common Stock issued in the Exchange Transactions were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption provided by Section 3(a)(9) of the Securities Act as securities exchanged by the Company with an existing security holder where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Tilray Brands, Inc.
Date: May 14, 2024
	By:	/s/ Mitchell Gendel
Name: Mitchell Gendel
Title: Global General Counsel